                                                                    Exhibit 5.1

                        [LETTERHEAD OF MCKEE NELSON LLP]


                                 March 31, 2003

Annaly Mortgage Management, Inc.
1211 Avenue of the Americas
Suite 2902
New York, New York 10036

Ladies and Gentlemen:

         This opinion is furnished in connection with the registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the offering from time to time by Annaly Mortgage Management, Inc., a Maryland corporation (the "Company"), of shares of its common stock, par value $0.01 per share, or shares of its preferred stock, par value $0.01 per share (collectively, the "Shares").

         In connection with rendering this opinion, we have examined the Company's Amended and Restated Articles of Incorporation, as amended to date, bylaws, as amended and restated to date, records of the Company's corporate proceedings, the Registration Statement, and such other certificates, records, and documents as considered necessary for the purposes of this opinion.

         We are attorneys admitted to practice in the State of Maryland. We express no opinion concerning the laws of any of the jurisdictions other than the federal laws of the United States of America and the State of Maryland.

         Based upon the foregoing, we are of the opinion that the Shares have been duly authorized by the Company and, when issued and paid for as contemplated by the Registration Statement will be validly issued, fully paid, and non-assessable.

         This opinion is being furnished to you for use in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to our firm under the caption "Legal Matters" in the prospectus or any supplement thereto. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                                                        Very truly yours,

                                                        /s/ McKee Nelson LLP